EXHIBIT 10.3

SECURITY AGREEMENT
Dated as of December 21, 2006

between

EAR CAPITAL I, LLC
as Obligor

and

SHERIDAN ASSET MANAGEMENT, LLC
as Secured Party

Hebble & Associates, P.C.
61 Broadway, Suite 1000
New York, New York 10006-2731

SCHEDULES

Schedule A - Collateral

SECURITY AGREEMENT

SECURITY AGREEMENT (the “Security Agreement’) dated as of December 21, 2006, executed and delivered by EAR Capital I, LLC, a Delaware limited liability company (“DRV”), and Sheridan Asset Management, LLC, a Delaware limited liability company (together with its Affiliates, including subsidiaries, whether now existing or hereafter created or acquired, collectively, “SAM”).

WHEREAS, DRV is entering into, executing and delivering to SAM this Security Agreement in consideration of loans made to DRV pursuant to that certain Master Loan and Servicing Agreement dated as of December 21, 2006 (the “Loan Agreement”), by and among SAM, DRV, DRV Capital, LLC, a Delaware limited liability company (“DRV Cap”), and Debt Resolve, Inc., a Delaware corporation and the parent of DRV Cap and, indirectly, of DRV (“Debt Resolve”). Accordingly, SAM shall have the rights, remedies and benefits hereinafter set forth.

NOW THEREFORE, in consideration of the Loan Agreement and the premises, covenants and undertakings contained herein, the parties hereto do hereby agree as follows:

Section 1. Definitions: For the purposes of this Security Agreement, the following terms shall have the following meanings:

“Collateral” means the “initial collateral” as shown in Schedule A attached hereto, as the same may be amended as provided hereunder, and each Asset Portfolio purchased by DRV and financed by SAM, and shall include the proceeds, products and accessions of and to any and all of the foregoing.

“Liabilities” means the Loans under the Loan Agreement and any and all indebtedness, obligations and liabilities of any Obligor to SAM arising directly between such Obligor and SAM pursuant to the Loan Documents, including, without limitation, the Lender’s Residual and any and all other amounts due, or which may become due, from DRV to SAM under any of the Loan Documents.

“Obligor” means DRV and any guarantor, surety, accommodation party or other person liable upon or for any of the Liabilities or Collateral, but excluding persons liable for payments payable under and pursuant to the Assets included in the Collateral.

Unless the context otherwise requires, all terms used herein which are defined in the Loan Agreement shall have the same meanings herein as defined therein and any terms used herein which are defined in the Uniform Commercial Code shall have the meanings herein as defined therein.

Section 2. Grant of Security Interest as Security for the Payment of the Liabilities. DRV hereby grant(s) to SAM a security interest in, a general lien upon, and/or right of set-off against the Collateral.

Section 3. Maintenance of Collateral. DRV may amend the Collateral set forth on Schedule A attached hereto with SAM’s express prior written consent. At any time and from time to time, DRV will, (a) deliver and pledge to SAM, indorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as SAM may reasonably request, any and all instruments, documents and/or chattel paper which may constitute Collateral as SAM may specify in its demand; (b) give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be necessary or desirable, or that SAM may request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable SAM to exercise and enforce its rights hereunder or with respect to such security interest; (c) keep and stamp or otherwise mark any and all documents and chattel paper and its individual books and records relating to inventory, accounts and contract rights in such manner as SAM may require, (d) permit representatives of SAM at reasonable times and with reasonable notice, unless an Event of Default exists hereunder, to inspect its inventory and to inspect and make abstracts from DRV’s books and records pertaining to inventory, accounts, contract rights, chattel paper, instruments and documents, provided that SAM does not materially interfere with the business of DRV; and (e) obtain SAM’s consent prior to any change of name, address, legal entity status, location of books and records or location of Collateral. Without the prior written consent of SAM, DRV will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which SAM is not named as the sole secured party. DRV shall at all times act in such a manner as to preserve and protect the value of the Collateral and shall not, to the extent practicable, allow, permit or cause any of the Collateral, or its value, to be wasted.

Section 4. Collection and Disposition of Collateral. If SAM, in its reasonable discretion, determines that a threat exists to the Collateral and/or the value of the Collateral, then SAM may, at its discretion, whether or not any of the Liabilities be then due, and in its own name or in the name of DRV or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement that SAM deems desirable with respect to, any of the Collateral; provided, however, that SAM shall not be under any obligation to do so, and/or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring any responsibility or liability to, or discharging or otherwise affecting any liability of, Obligor. SAM shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral. SAM may use or operate any of the Collateral for the purpose of preserving the Collateral or its value in the manner and to the extent that SAM deems appropriate; provided, however, that SAM shall not be under any obligation to do so.

Section 5. Representations and Warranties. To induce SAM to enter into this Security Agreement and to extend the Liabilities, DRV represents and warrants to SAM as follows:

(a) Organization, Etc. Obligor and each member of Obligor (i) is duly incorporated, organized or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, organization or formation; (ii) has duly qualified and is authorized to do business, and is in good standing as, a foreign limited liability company, partnership or corporation in all states and jurisdictions where the character of its assets or the nature of its activities make such qualification necessary; (iii) has the requisite corporate, partnership or limited liability company power and authority and legal right to own and pledge or otherwise encumber its properties, to lease any property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) and has not been known as or used any corporate, fictitious or trade names in the past. DRV’s chief executive office and principal place of business is located at the address identified in the preamble, and has been maintained at such address since DRV’s formation.

(b) Power and Authority. Obligor and each officer, general partner and manager of Obligor executing and delivering on behalf of Obligor any Loan Document has the right and power to execute and deliver, and is duly authorized to enter into and perform its obligations under, the Promissory Note and each of the other Loan Documents to which it is a party, and each such Loan Document, when executed and delivered, will be a legal, valid and binding obligation of Obligor or such officer, general partner or manager, as applicable, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and equitable principles. Neither the execution and delivery of each of the Loan Documents to which Obligor or any such officer, general partner or manager is a party nor the performance of such party’s obligations thereunder (i) will violate any provision of any law, statute, or order of any governmental authority in any respect material to the transactions contemplated in the Loan Documents, (ii) requires the consent or approval of any other Person, including any Asset Seller, that has not already or will be obtained, (iii) contravenes the organizational documentation of such Person, or (iv) conflicts with, results in a breach of, or constitutes a default under, any agreement or other instrument to which Obligor or such officer, general partner or manager is a party or by which any of them is bound.

(c) Consents, Etc. Obligor has, and is in good standing with respect to, all material governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to conduct its business as heretofore, now or proposed to be conducted by it and to own or lease and operate its assets as now owned or leased by it or as a condition to the execution, delivery or performance of each of the Loan Documents to which Obligor is a party.

(d) Pending Proceedings. There are no actions, suits, proceedings or investigations pending, or to the knowledge of DRV, threatened, against or affecting DRV or any shareholder, partner or member of DRV in any court or before any governmental authority or arbitration board or tribunal (i) that might materially and adversely affect the ability of DRV to perform its obligations under any of the Loan Documents to which it is a party, or (ii) that might materially and adversely affect the enforceability of any Loan Document to which it is a party. Neither Obligor nor any shareholder, partner or member of Obligor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws, or the liquidation of all or a major portion of its assets or property, and DRV has no knowledge of any Person contemplating the filing of any such petition against it or any shareholder, partner or member of Obligor.

(e) Assets. DRV is the sole owner of all of the Collateral, in each case free and clear of all liens.

(f) Material Facts. There is no fact or circumstance known to DRV that materially and adversely affects the ability of DRV to perform its obligations under this Security Agreement and that DRV has failed to disclose to SAM in writing. No statement of fact made by or on behalf of DRV in this Security Agreement, in any of the other Loan Documents, or in any written statement furnished by or on behalf of DRV pursuant to or in contemplation of this Security Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

(g) Taxes and Assessments. All federal, state, local and foreign tax returns, reports and statements required to be filed by DRV have been filed with the appropriate governmental authority and all charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. DRV has paid when due and payable all charges required to be paid by it. Proper and accurate amounts have been withheld by DRV from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law, and such withholdings have been timely paid to the respective governmental agencies. DRV has not executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. None of the Collateral is property that is required to be treated as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is “tax-exempt use property” within the meaning of Internal Revenue Code Section 168(h). DRV has not agreed to or been requested to make any adjustment under Internal Revenue Code Section 481(a) by reason of a change in accounting method or otherwise. DRV has no obligation under any written tax sharing agreement.

(h) Compliance with Laws. DRV has complied in all material respects with all federal, state and local laws, rules and regulations applicable to it, its assets or the conduct of its business.

(i) Solvency. Giving effect to the transactions contemplated hereby, the fair saleable value of DRV’s assets exceeds DRV’s total liabilities, including without limitation subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of DRV’s assets is greater than DRV’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. DRV’s assets will not constitute unreasonably small capital to carry out its business as proposed to be conducted. DRV does not intend to, and does not believe that it will, incur debts and liabilities, including without limitation contingent liabilities and other commitments, beyond its ability to pay such debts as they mature, taking into account the timing and amounts to be payable on or in respect of obligations of DRV.

(j) Other Indebtedness. DRV has no Indebtedness other than that created by the Loan Documents.

(k) Not Foreign Person. DRV is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

(l) Investment Company Act. DRV is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. None of the making of the Loan by SAM, the application of the proceeds and repayment thereof by DRV and the consummation of the transactions contemplated by this Security Agreement and the other Loan Documents will violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(m) Disclosure. DRV has disclosed to SAM all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 6. Survival of Representations and Warranties. All representations and warranties relating to Obligor contained in this Security Agreement or any of the other Loan Documents shall be deemed made on and as of the date hereof and shall survive the execution, delivery and acceptance of the Loan Documents by the parties thereto and the closing of the transactions described therein or related thereto.

Section 7. Negative Covenants. Until the payment in full of all Liabilities:

(a)Dissolution, Merger, Etc. DRV shall not dissolve, liquidate, or otherwise terminate its existence or merge or consolidate with any Person, or acquire all or any substantial part of the assets of any Person, except as may be expressly permitted by the Loan Agreement.

(b) Loans, Advances, and Investments. DRV shall not make any loan, advance, extension of credit, or capital contribution to any Person.

(c) Other Indebtedness. DRV shall not (i) create, incur, assume, become or be liable in any manner or suffer to exist, any indebtedness other than the Liabilities, or (ii) guarantee the indebtedness of any other Person.

(d) Transactions with Affiliates. DRV shall not, either directly or indirectly, enter into any contracts, agreements or transactions, including but not limited to, brokerage contracts, property management agreements, sales contracts for the providing of any other goods or services, or the reimbursement or payment of any fees or expenses, with any of its shareholders, officers, directors, managers, partners or members, or with any of DRV’s Affiliates or any entities owned in whole or in part by DRV or its shareholders, officers, directors, managers, partners or members, without the prior written consent of SAM. SAM hereby approves and consents to DRV Capital, LLC, an Affiliate of DRV, being engaged as the initial Servicer under the Loan Agreement.

(e) Other Liens. DRV shall not create or suffer to exist any Lien or liability upon any of the Collateral.

(f) Distributions. DRV shall not declare or make any distributions of any of its assets, income or profits to any of its shareholders during any Event of Default which has occurred and is continuing.

(g) New Place of Business. DRV shall not change its principal place of business or chief executive office, except upon at least thirty (30) days’ prior written notice to SAM and after the delivery to SAM of Financing Statements, if required by applicable law, in form satisfactory to perfect or continue the perfection of SAM’s Liens and security interest under the Loan Documents.

(h) New Businesses. DRV shall not enter into any new business or make any material change in any of its business objectives, purposes and operations as set forth in its organizational documentation as in effect on the date of the Loan Agreement.

(i) Fictitious Name, Etc. DRV shall not use any fictitious name or “d/b/a” (unless, after notice to SAM and the execution and filing of any financing statements requested by SAM, required in order to qualify to do business in any state) or fail to hold itself out to the public as a legal entity separate and distinct from any other Person.

(j)Margin Stock. DRV shall not own, purchase or acquire (or enter into any contract to purchase or acquire) any “margin security” as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

(k) Fiscal Year. DRV shall not change its fiscal year.

(l) Credit and Collection Policy. DRV shall comply, and shall use its best efforts to ensure that DRV Capital, LLC, an Affiliate of DRV, shall comply, with the Credit and Collection Policy in all material respects unless specific acts of noncompliance are expressly approved in advance by SAM in writing.

(m) Ownership Interests; Structure; Transfers. Without the prior written consent of SAM (i) DRV shall not amend its bylaws, certificate of incorporation, shareholders agreement, corporate minutes, limited liability company agreement, operating agreement, partnership agreement, or management agreement; and (ii) unless, after giving effect to such transfer, the initial and current shareholders, partners or members (collectively with their respective immediate family members) of DRV continue to own, directly or indirectly, collectively as a group, at least seventy-five percent (75%) of the ownership interest in DRV, or such transfer is to a member of the immediate family of the shareholders, partners or members of DRV existing on the date hereof, (A) no shareholder, partner or member of DRV shall assign, transfer, sell, convey, encumber, pledge or otherwise hypothecate, whether directly or indirectly, by operation of law or otherwise, any of the ownership interests in DRV or permit any change in its ownership; (B) no shareholder, partner or member of DRV shall withdraw or otherwise dilute, directly or indirectly, its capital investment in the equity of DRV; and (C) no holder of the common stock, partnership interest, or membership interest of any shareholder, partner or member of DRV shall, directly or indirectly, assign, transfer, sell, encumber, pledge or otherwise hypothecate any of such common stock, partnership interest or membership interest.

(n) No Events of Default. DRV shall not take or omit to take any action, which act or omission would constitute:

(i) a Default or an Event of Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents; or

(ii) a material default or an event of default pursuant to, or noncompliance with any of, the terms of any other contract or instrument to which it is a party or by which it or any of its property is bound, which default, event of default, or noncompliance has or would have a Material Adverse Effect.

Section 8. Events of Default.

(a) The occurrence of any of the following events shall constitute an “Event of Default”:

(i) any Event of Default as defined in the Loan Agreement;

(ii) any Obligor shall default in the performance of (i) any of its agreements or obligations herein, or in any Loan Document if such default remains uncured after any applicable permitted cure period, if any, or in any instrument or document delivered pursuant to this Security Agreement, or (ii) the Liabilities;

(iii) any Obligor:

(A) shall generally not, or be unable to or shall admit in writing its inability to, pay its debts as such debts become due;

(B) shall make an assignment for the benefit of creditors;

(C) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation;

(D) shall have any such petition filed against it and the same shall remain undismissed for a period of forty-five (45) days, or shall consent or acquiesce thereto; or

(E) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

(iv) any action, suit, proceeding or investigation against or affecting any Obligor before any court or governmental agency which involves forfeiture of any assets of such Obligor shall have been commenced;

(v) one or more judgments, decrees or orders for payment of money in excess of $50,000 in the aggregate and not covered by insurance shall be rendered against any Obligor and shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; provided, however, that the foregoing defaults shall be subject to the cure periods, if any, contained in any note or loan agreement between Obligor and SAM; or

(vi) SAM shall no longer have a first priority perfected security interest in any part of the Collateral.

(b) Upon the occurrence and during the continuance of any Event of Default, SAM may elect that all of the Liabilities shall become and be due and payable forthwith.

(c) Upon the occurrence of an Event of Default hereunder, or in connection with any of the Liabilities (whether such Event of Default be that of Obligor or of any other party obligated thereon), DRV shall, at the request of SAM, assemble the Collateral at such place or places as SAM designates in its request, and, to the extent permitted by applicable law, SAM shall have the right, with or without legal process and with or without prior notice or demand, to take possession of the Collateral or any part thereof and to enter any premises for the purpose of taking possession thereof. SAM shall have the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not such Code is in effect in the jurisdiction where the rights and remedies are asserted). In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of SAM or any of its agents, associates, representatives, or correspondents, SAM may sell or cause to be sold at any location selected by it and reasonable under the circumstances, in one or more sales or parcels, at such price as SAM may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the Uniform Commercial Code (except that, to the extent permitted thereunder, Obligor hereby waives the requirements of said Code), and SAM or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind including any equity or redemption, of Obligor, any such demand, notice or right and equity being hereby expressly waived and released. Obligor will pay to SAM all expenses (including reasonable attorneys’ fees and legal expenses incurred by SAM) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Liabilities secured by this Security Agreement. SAM, at any time, at its option, may apply the net cash receipts from the Collateral to the payment of principal or interest on any of the Liabilities, whether or not then due, making proper rebate of interest or discount. Notwithstanding that SAM, whether in its own behalf and/or on behalf of another or others, may continue to hold Collateral and regardless of the value thereof, Obligor shall be and remain liable for the payment in full, principal and interest. If any balance of the Liabilities and expenses at any time remain unpaid, then SAM may exercise its rights with respect to Collateral without resorting to or regard to other collateral or sources of reimbursement for the Liabilities.

(d) With respect to the Collateral, or any part thereof, which at any time shall come into the possession or custody or under the control of SAM or any of its agents, associates, Affiliates, or correspondents, for any purpose, the right is expressly granted to SAM, at its discretion, to transfer to or register in the name of itself or its nominee any of the Collateral, to exchange any of the Collateral for other property upon any reorganization, recapitalization or other readjustment and in connection therewith to deposit any of the Collateral with any committee or depositary upon such terms as it may determine, to notify any account debtor or obligor on an instrument to make payment to SAM, and to exercise or cause its nominee to exercise all or any powers with respect to the Collateral with same force and effect as an absolute owner thereof. All of the foregoing may occur without notice (except such notice as may be required by applicable law and cannot be waived (as any such notice that may be waived is hereby waived by Obligor)) and shall occur without liability except to account for property actually received by it. Without limiting the generality of the foregoing, any and all payments, distributions and/or dividends, whether in securities, property, cash or otherwise (including, without limitation, dividends representing stock or liquidating dividends or a distribution on or return of capital upon or in respect of the Collateral or any part thereof, or resulting from any split-up, reorganization or reclassification of the Collateral or any part thereof, or received in exchange for the Collateral or any part thereof as a result of a merger, consolidation or otherwise), shall be paid directly to and retained by SAM and held by it until applied, as herein provided, as additional collateral security pledged under and subject to the terms hereof. SAM shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents, associates, Affiliates, or correspondents.

(e) If any Event of Default shall occur, then, whether or not any of the Liabilities be due, SAM may, at its discretion, in its name or in the name of Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement which SAM deems desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or SAM may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any Liability of Obligor. SAM shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral. SAM may use or operate any of the Collateral for the purpose of preserving the Collateral or its value in the manner and to the extent SAM deems appropriate, but SAM shall be under no obligation to do so.

(f) THE RIGHTS OF SAM SET FORTH IN THIS SECURITY AGREEMENT ARE WITHOUT LIMITATION OF, AND IN ADDITION TO, ANY OTHER RIGHT OF SAM UNDER ANY OTHER DOCUMENT EVIDENCING, OR EXECUTED IN CONNECTION WITH, THE LIABILITIES (INCLUDING BUT NOT LIMITED TO ANY RIGHT OF ACCELERATION OF PAYMENT PURSUANT TO THE PROVISIONS THEREOF OR ANY RIGHT OF SAM TO MAKE DEMAND FOR PAYMENT THEREUNDER WITHOUT REFERENCE TO ANY PARTICULAR CONDITION OR EVENT).

Section 9. Setoff. In the event that any amount becomes due and payable hereunder and SAM shall have demanded payment thereof from DRV, in addition to all other rights and remedies, SAM (including its subsidiaries and each and every Affiliate) is hereby irrevocably authorized, without prior notice to DRV, to set off any balances held for the account of or any other liability owing by SAM or any such Affiliate to DRV at any of SAM’s (or such subsidiary’s or Affiliate’s) offices, in dollars or any other currency, against any of the obligations of DRV to SAM, as SAM may elect.

Section 10. Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and addressed as set forth below:

SAM:	Sheridan Asset Management, LLC
1025 Westchester Avenue, Suite 311
White Plains, New York 10604-3508
Telephone No.: (914) 285-0070
Facsimile No.: (914) 285-0071
Attn.: Christopher J. Morrissey, Manager

With a copy to:	Hebble & Associates, P.C.
61 Broadway, Suite 1000
New York, New York 10006-2731
Telephone No.: (212) 624-1280
Facsimile No.: (212) 624-1288
Attn.: Robert M. Hebble, Esq.

DRV:	EAR Capital I, LLC
707 Westchester Avenue, Suite L-7
White Plains, New York 10604
Telephone No.: (914) 949-5000
Facsimile No.: (914) 428-3044
Attn.: Howard Knauer

With a copy to:	Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, New York 10166
Telephone No.: (212) 801-9200
Facsimile No.: (212) 801-6400
Attn.: Spencer Feldman, Esq.

and shall be deemed to have been duly given or made when delivered by hand or facsimile at the address set forth above, or if sent by certified mail, five (5) days after the date on which mailed, or, in the case of an overnight courier service, one (1) business day after delivery to such courier service, addressed as set forth above, or to such other address as may be hereafter notified by the respective parties hereto.

Section 11. Entire Agreement; Amendment and Waiver. This Security Agreement, together with the Loan Agreement, constitutes the entire agreement between DRV and SAM in respect of the subject matter hereof and may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing; provided, however, that Schedule A shall be automatically amended by adding to the list of Collateral set forth thereon those Assets set forth in each and every Proposal which is accepted by SAM in accordance with the Loan Agreement. No delay by SAM in exercising any power or right hereunder shall operate as a waiver thereof, or of any other power or right; nor shall any single or partial exercise of any power or right preclude any other or future exercise thereof, or the exercise of any other power or right hereunder.

Section 12. General Waivers.

(a) DRV hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any and all other notices and demands whatsoever (except where such waiver may be prohibited or ineffective by law), whether or not relating to such instruments (collectively, the “Secured Documents”). DRV waives all demands, notices and protests of every kind which are not expressly required under this Security Agreement which are permitted by law to be waived, and which would, if not waived, impair SAM’s enforcement of this Security Agreement or release any Collateral from SAM’s security interest hereunder. By way of example, but not in limitation of SAM’s rights under this Security Agreement, SAM does not have to give DRV notice of any of the following:

(i) notice of acceptance of this Security Agreement;

(ii) notice of loans made, credit extended, Collateral received or delivered;

(iii) any Event of Default;

(iv) any action which SAM does or does not take regarding any Obligor or any other person or any other collateral securing the Liabilities;

(v) except as otherwise provided herein, enforcement of this Security Agreement against the Collateral; or

(vi) any other action taken in reliance on this Security Agreement.

(b) DRV waives all rules of suretyship law and any other law whatsoever which is legally permitted to be waived and which would, if not waived, impair SAM’s enforcement of its security interests. By way of example, but not in limitation of SAM’s rights under this Security Agreement, SAM may do any of the following without notice to DRV except to the extent that notice to DRV is required under another Loan Document or Secured Document or in each case in which the agreement of DRV is required because DRV is a principal party to a Liability and as a matter of contract the agreement of DRV is required:

(i) change, renew or extend the time for repayment of all or any part of the Liabilities;

(ii) change the rate of interest or any other provisions with respect to all or any part of the Liabilities;

(iii) release, surrender, sell or otherwise dispose of any money or property which is in SAM’s possession as collateral security for the Liabilities;

(iv) fail to perfect any security interest of SAM’s in any Collateral;

(v) release or discharge any party liable to SAM in whole or in part for the Liabilities or accept any additional parties or guarantors;

(vi) delay or refrain from exercising any of SAM’s rights;

(vii) settle or compromise any and all claims pertaining to the Liabilities and the Collateral; and

(viii) apply any money or property of DRV or that of any other party liable to SAM for any part of the Liabilities in any order SAM chooses.

(c) DRV HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY NEW YORK LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS SECURITY AGREEMENT, THE NOTE, OR ANY LOAN DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT SAM’S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(d) IN ADDITION, DRV WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY SAM AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.

Section 13. Rights Cumulative. The rights, powers and remedies granted to SAM herein shall be cumulative and in addition to any rights, powers and remedies to which SAM may be entitled either by operation of law or pursuant to any other document or instrument delivered or from time to time to be delivered to SAM in connection with any of the Liabilities or other Loan Documents.

Section 14. Governing Law; Jurisdiction. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York. SAM shall have the rights and remedies of a secured party under applicable law including, but not limited to, the Uniform Commercial Code. The parties hereto consent to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. In the event of a dispute hereunder, suit may be brought against DRV in such courts or in any jurisdiction where DRV or any of its assets may be located. The parties hereto waive personal service of process. Service of process upon any party hereto in connection with any dispute shall be binding on such party if sent to such party by registered mail at the address(es) specified in Section 10 above or to such further address(es) as such party may specify to each of the other parties hereto in writing.

Section 15. Assignment; Termination. SAM may assign, transfer and/or deliver to any transferee of any of the Liabilities any or all of the Collateral, and thereafter shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred and/or delivered. Such transferee shall be vested with all the powers and rights of SAM hereunder with respect to such Collateral, but SAM shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned, transferred or delivered. Upon the payment in full of all Liabilities and the termination of the Loan Agreement, all liens and security interests shall be terminated and released, all Collateral shall be reassigned and returned to DRV, and DRV may file termination statements in respect of all financing statements filed hereunder.

Section 16. Waiver of Presentment, Etc. Obligor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any and all other notices and demands relating to such instruments.

Section 17. Conflicts. If a conflict exists or arises between any of the terms and provisions of this Security Agreement and those of any of the other Loan Documents (other than the Loan Agreement), then the terms and provisions of this Security Agreement shall prevail and control. If a conflict exists or arises between any of the terms and provisions of this Security Agreement and those of the Loan Agreement, then the terms and provisions of the Loan Agreement shall prevail and control.

Section 18. Further Assurances. DRV agrees to execute and deliver to SAM such instruments and documents, and to take such actions, as SAM may, from time to time, reasonably request in order to effectuate the purpose of, and carry out the terms and provisions of, this Security Agreement and each of the other Loan Documents.

Section 19. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature of any party hereto on any counterpart shall be deemed to be a signature to each counterpart, and such signed counterpart may be appended to any other counterpart. Any counterpart of this Security Agreement which has attached to it separate signature pages which collectively contain the signatures of all of the parties hereto shall for all purposes be deemed to be a fully-executed instrument.

Section 20. Telecopier Execution and Delivery. A facsimile, telecopy or other reproduction of this Security Agreement may be executed by one or more of the parties hereto, and an executed copy of this Security Agreement, or the signature page hereof, may be delivered by one or more parties hereto by telecopier or other similar electronic transmission device pursuant to which the signature of or on behalf of such party can be legibly seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. Notwithstanding the foregoing, each of the parties hereto shall promptly execute and deliver to each other party an original hard copy of this Security Agreement in addition to any facsimile, telecopy or other electronic reproduction hereof previously executed and delivered.

Section 21. Titles and Headings . The titles and headings of the Articles, Sections, and paragraphs of this Security Agreement (a) are merely for convenience of reference only in reading this Security Agreement, (b) shall not be construed to alter, modify or interpret the meaning of the provisions under said titles and headings, and (c) shall not have any effect on the construction or interpretation of the content of this Security Agreement.

Section 22. Miscellaneous. This Security Agreement shall be binding upon the heirs, executors, administrators, permitted assigns, or successors of the parties hereto, and shall so continue in force notwithstanding any change in any membership of any party hereto, whether such change occurs through death, retirement or otherwise.

(Remainder of Page Intentionally Left Blank - Signature Page Follows)

IN WITNESS WHEREOF, each of the parties hereto has executed this Security Agreement as of the date first written above.

EAR CAPITAL I, LLC

By:	/s/ James D. Burchetta
Name: James D. Burchetta Title: Chief Executive Officer

SHERIDAN ASSET MANAGEMENT, LLC

By:	/s/ Christopher J. Morrissey
Name: Christopher J. Morrissey Title: Manager